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                                                                      EXHIBIT 21


                      SUBSIDIARIES OF OLIN CORPORATION/1/
                           (as of December 31, 1997)


                                           JURISDICTION   PERCENTAGE OF DIRECT/
                                              WHERE       INDIRECT OWNERSHIP BY
SUBSIDIARY                                  ORGANIZED     OLIN OF VOTING
----------                                  ---------     SECURITIES
                                                          ----------
Aegis, Inc.                               Massachusetts           100%
A.J. Oster Caribe, Inc.                   Delaware                100%
A.J. Oster Foils, Inc.                    Delaware                100%
A.J. Oster West, Inc.                     Rhode Island            100%
Bridgeport Brass Corporation/2/           Indiana                 100%
Bryan Metals, Inc./3/                     Ohio                    100%
Doe Run Gas Transmission Company          Kentucky                100%
Etoxyl, C.A.                              Venezuela               100%
Hydromen Espana, S.L.                     Spain                   100%
Hydrochim, S.A.                           France                  100%
Nutmeg Insurance Limited                  Bermuda                 100%
N.V. Olin Hunt Specialty Products         Belgium                 100%
N.V. Olin Hunt Trading                    Belgium                 100%
Olin-Asahi Interconnect Technologies      Delaware                100%
Olin Australia Limited                    Australia               100%
Olin Benefits Management, Inc./4/         California               80%
Olin Brasil Ltda.                         Brazil                  100%
Olin Brass and Winchester, Inc.           Rhode Island            100%
Olin Canada Inc.                          Canada                  100%
Olin Chemicals B.V.                       Netherlands             100%
Olin Corporation N.Z. Limited             New Zealand             100%
Olin Electronic Chemicals, Inc.           Pennsylvania            100%
Olin Engineered Systems, Inc.             Delaware                100%
Olin Environmental Management, Inc./4/    Delaware                 80%
Olin Export Trading Corporation           Virgin Islands          100%
Olin Financial Services, Inc.             Delaware                100%
Olin GmbH                                 Germany                 100%
Olin Hunt Specialty Products, Inc.        Delaware                100%
Olin Industrial (Hong Kong) Limited       Hong Kong               100%
Olin Japan, Inc.                          Japan                   100%
Olin Kimya, A.S.                          Turkey                   75%
Olin Mexico, S.A. de C.V.                 Mexico                  100%

____________________

/1/There are omitted from the following list the names of certain subsidiaries which, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.
/2/d/b/a "Olin Brass, Indianapolis" and "Olin Brass, Indianapolis Facility" in CA, IL, IN, NJ, NC, OH, PA , RI and TX.
/3/d/b/a/ "Bryan Metals of Ohio" in NJ.
/4/Class A shares, all of which are held directly and indirectly by Olin
Corporation, have the right to elect 4 directors.   Class B shares, none of
which are held directly or indirectly by Olin Corporation, have the right to elect 1 director.
EX21.
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                                           JURISDICTION   PERCENTAGE OF DIRECT/
                                              WHERE       INDIRECT OWNERSHIP BY
SUBSIDIARY                                  ORGANIZED     OLIN OF VOTING
----------                                  ---------     SECURITIES
                                                          ----------
Olin Microelectronic Chemicals, Inc.      Delaware                100%
Olin Microelectronic Materials AG         Switzerland             100%
Olin Microelectronic Materials GmbH       Germany                 100%
Olin Microelectronic Materials Limited    United Kingdom          100%
Olin Microelectronic Materials N.V.       Belgium                 100%
Olin Microelectronic Materials S.A.       France                  100%
Olin Pte. Ltd.                            Singapore               100%
Olin Quimica S.A.                         Delaware                100%
Olin S.A.                                 France                  100%
Olin S.r.l.                               Italy                   100%
Olin Sunbelt, Inc.                        Delaware                100%
Olin (U.K.) Limited                       United Kingdom          100%
Superior Pool Products, Inc.              Delaware                100%